Exhibit 10.24

Reno Commercial Banking Group MAC 54649-027	MAC S4659-027
5340 Kietzke Lane, Suite 201
Reno, NV 89511
775 689-6003
775-689-6026 Fax

                                                                                                                April 9, 2003

GameTech International, Inc.
900 Sandhill Road
Reno, NV 89511

Gentlemen:

                This letter amendment (this “Amendment”) is to confirm the changes agreed upon between WEllS FARGO BANK, NATIONAL ASSOCIATION (“Bank”) and GAMETECH INTERNATIONAL, INC. (“GameTech”) and BINGO TECHNOLOGIES CORPORATION (“Bingo”) (before going individually collectively, the “Borrower”) to the terms and conditions of that certain letter agreement between Bank and Borrower dated as of August 19, 1998, as amended from time to time (the “Agreement”). For valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Bank and Borrower hereby agree that the Agreement shall be amended as follows to reflect said changes.

                1. The first paragraph of the Agreement is hereby amended to delete Bingo as a “Borrower” as defined and referenced therein, and Bingo is hereby released as a “Borrower” under the Agreement, as if originally not included as a “Borrower.” Unless otherwise set forth in the Agreement, each reference in the Agreement to “Borrower” shall mean only GameTech.

                2. The Agreement is hereby amended by deleting “April 2, 2003” as the last day on which Bank will make advances under the Line of Credit, and by substituting for said date “April 2, 2004,” with such change to be effective upon the execution and delivery to Bank of a promissory note substantially in the form of Exhibit A attached hereto (which promissory note shall replace and be deemed the Line of Credit Note defined in and made pursuant to the Agreement) and all other contracts, instruments and documents required by Bank to evidence such change,

                3. Paragraph 2 is hereby deleted in its entirety, and the following substituted therefor:

“A facility under which Bank will enter into foreign exchange contracts for the account of Borrower from time to time up to and—including April 2, 2004, not to exceed at any time the maximum principal amount of Two Hundred Thousand United States Dollars (US$200,OOO.00) (“Foreign Exchange Facility”),”

                4. Paragraph 1.1.1 is hereby deleted in its entirety, and the following substituted therefor.

                “1.1..1 FOREIGN EXCHANGE FACiliTY:

                Bank will enter into foreign exchange contracts for the account of Borrower under the Foreign Exchange Facility for the purchase and/or sale by Borrower in United States dollars of foreign currencies designated by Borrower; provided however, that the aggregate of all outstanding foreign exchange contracts shall not at any time exceed the maximum principal amount available under the Foreign Exchange Facility, as set forth above. No foreign exchange contract shall be executed for a term which extends beyond April 2, 2004. Borrower shall have a “Delivery limit” under the Foreign Exchange Facility not to exceed at any time the aggregate principal amount of Two Hundred Thousand United States Dollars (US$200,000.00), which Delivery Limit reflects the maximum principal amount of Borrower’s foreign exchange contracts which may mature during any 2 day period.  All foreign exchange transactions shall be subject to the additional  terms of a Foreign Exchange Agreement, substantially in the form  of Exhibit B attached hereto (“Foreign Exchange Agreement”), all  terms of which are incorporated herein by this reference.”

                5. Paragraphs V.3. (a) and (b) are hereby deleted in their entirety, and the following substituted thereof:

                “(a) not later than 120 days and as of the end of each fiscal year, an audited financial statement of Borrower, prepared by a certified public accountant acceptable to Bank, to include balance sheet, income statement and statement of cash flows;

                (b) not later than 45 days after and as of the end of each fiscal quarter, a financial statement of Borrower, prepared by Borrower, to include balance sheet, income statement, statement of cash flows and an aged listing of accounts receivable and accounts payable;”

                6. Except as specifically provided herein, all terms and conditions of the Agreement remain in full force and effect, without waiver or modification. All terms defined in the Agreement shall have the same meaning when used herein. This Amendment and the Agreement shall be read together, as one document.

                7. Borrower hereby remakes all representations and warranties contained in the Agreement and reaffirms all covenants set forth therein. Borrower further certifies that as of the date of Borrower’s acknowledgment set forth below there exists no default or defined event of default under the Agreement or any promissory note or other contract, instrument or document executed in connection therewith, nor any condition, act or event which with the giving of notice or the passage of time or both would constitute such a default or defined event of default.

                Your acknowledgment of this Amendment shal.l constitute acceptance of the foregoing terms and conditions.

Sincerely,

WELLS FARGO BANK

NATIONAL ASSOCIATION

By:	/s/ Debbie Fuetsch
Debbie Fuetsch
Vice President

Acknowledged and accepted as of  4/22/03   :

GAMETECH INTERNATIONAL, INC.

By:	/s/ Andrejs K. Bunkse

Title:	VP—General Counsel